Exhibit 99.1

Corvex Appoints Chance Moreland as CFO to Accelerate Capital Formation, AI Infrastructure Expansion

Morgan Stanley veteran brings deep expertise in institutional capital markets execution to support Corvex’s next phase of growth in AI cloud infrastructure

ARLINGTON, Va., June 16, 2026 /PRNewswire/ -- Corvex, Inc. (Nasdaq: MOVE), an engineering-led AI computing platform specializing in GPU-accelerated infrastructure for AI workloads, today announced the appointment of Christopher Chance Moreland as Chief Financial Officer, effective June 29, 2026.

Moreland joins Corvex from Morgan Stanley, where he served as Managing Director in Leveraged and Acquisition Finance. During his more than 12 years at the firm, Moreland led the structuring and execution of complex financings across loan and bond markets, advising on over 150 transactions, including multi-billion-dollar financings across GPUs as a service, data center, power and energy, asset leasing, and other sectors.

His appointment comes at a pivotal moment for Corvex as it scales its AI infrastructure platform following its recent public listing. The Company’s model — combining contracted demand, flexible access to power, proprietary software to optimize workload performance and security, and disciplined capital formation — requires sophisticated, repeatable financing capabilities across both corporate and project-level structures. Moreland brings highly relevant expertise with a track record of underwriting and syndicating large, complex transactions in capital-intensive industries.

“Corvex sits at the intersection of AI compute, power infrastructure, and capital markets, and Chance has spent his career executing in exactly these environments,” said Jay Crystal, Chief Executive Officer and Co-Founder of Corvex. “He is one of the most active and trusted dealmakers in leveraged finance with a proven ability to structure and place large-scale financings in dynamic markets. As we scale our GPUs-as-a-service infrastructure and AI data center capacity, and continue to invest in our proprietary software stack to enhance performance, security, and the economics of our infrastructure, his experience will be critical in building a durable, programmatic capital formation engine.”

At Morgan Stanley, Moreland was responsible for structuring capital commitments and managing underwriting processes across a range of deal types and clients. His experience provides him with a nuanced understanding of market dynamics, investor demand, and execution risk, capabilities that are essential as Corvex scales deployments aligned with customer demand.

“The next phase of AI infrastructure will be defined by platforms that can reliably access and deploy capital at scale,” said Moreland. “Corvex has built a differentiated model that aligns compute demand, power availability, and capital efficiency. The opportunity to help institutionalize and scale that model, across both corporate financing and project-level structures, is incredibly compelling. I’m excited to join a team that is taking a disciplined, execution-focused approach to building AI infrastructure and differentiating itself through a software-driven approach that improves performance, enables secure compute through confidential computing, and ultimately enhances returns on deployed capital.”

Moreland’s appointment underscores Corvex’s focus on building institutional-grade financial capabilities to support rapid, capital-efficient growth. As AI workloads become more infrastructure-intensive, Corvex is positioned to serve as a trusted platform for deploying capital into GPU-accelerated compute environments, leveraging long-term contracts, flexible power strategies, and a software-centric approach that increases the output and efficiency of its upcoming Token Factory environments.

Moreland holds an MBA with Dean’s Honors from Columbia Business School, a Master of Science in Aeronautics and Astronautics from Stanford University, and dual degrees in Economics and Physics-Engineering from Washington and Lee University. He is also a CFA® charterholder.

About Corvex

Corvex is an AI cloud computing company specializing in GPU-accelerated infrastructure for AI workloads. Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance, and efficiency at scale. Corvex’s platform integrates proprietary software, including confidential computing and workload optimization tools, to enhance security, performance, and capital efficiency across its infrastructure.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to product capabilities, customer deployment, business strategy, growth plans and objectives for future operations. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov and in other filings the Company makes and will make with the SEC. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Media Contact

Chris Donahoe, Stillpoint
corvex.media@stillpointglobaladvisors.com